                                                                     EXHIBIT 1.2

                         CITIZENS FIRST BANCORP, INC.

                            Up to 6,670,000 Shares
                                      of
                                 Common Stock
                          (Par Value $.01 Per Share)

                               $10.00 Per Share

                            SALES AGENCY AGREEMENT
                            ----------------------

                               ___________, 2001

Trident Securities
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

     Citizens First Bancorp, Inc., a Delaware corporation ("Company"), and Citizens First Savings Bank, a Michigan-chartered state savings bank ("Institution"), hereby confirm as of the date above their respective agreements with Trident Securities, a Division of McDonald Investments Inc., ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.   Introduction. The Institution intends to convert from a state-
          ------------
chartered mutual savings bank to a state-chartered stock savings bank as a wholly-owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Institution to the Company, and the incorporation of the Company, collectively the "Conversion") pursuant to a plan of conversion adopted on September 19, 2000 and amended December 4, 2000. In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors and borrowers of the Institution and the Institution's Employee Stock Ownership Plan (the "ESOP"). Shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a direct community offering, with preference being given to natural persons residing in Huron, Lapeer, Sanilac, and St. Clair Counties of Michigan (the "Community Offering") and, if necessary, through a syndicate of registered broker-dealers managed by Trident in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering are collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan.
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     The Company and the Institution have been advised by Trident that it will utilize its best efforts to assist the Company and the Institution with the sale of the Shares in the Offerings. Prior to the execution of the Agreement, the Company has delivered to Trident a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the Company, the Institution, the Shares and the Conversion.

     2.   Representations and Warranties.
          ------------------------------

     (a) The Company and the Institution jointly and severally represent and warrant to Trident that:

          (i) The Company has filed with the Commission a registration statement, including a prospectus relating to the Offerings and exhibits, and an amendment or amendments thereto, on Form S-1
          (No. 333-49234) for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company and the Institution, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the enforceable published policies, releases and actions of the Commission thereunder, hereinafter referred to as the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. The Registration Statement complies in all material respects with the Securities Act and the Securities Act Regulations.

          (ii) The Institution has filed an Application for Conversion, including exhibits (as amended or supplemented, the "Conversion Application") with the Michigan Office of Financial and Insurance Services (the "Office") pursuant to Michigan law and the rules and regulations of the Office ( the "Office Regulations"), which has been approved by the Office; and the Prospectus and the proxy statement for the
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          solicitation of proxies from members of the Institution for the special meeting to approve the Plan ("Proxy Statement") included as part of the Conversion Application have been approved for use by the Office. The Company has filed with the Office of Thrift Supervision ("OTS") an Application H-(e)1-S for the acquisition of the issued and outstanding common shares of stock to be issued by the Bank, and has received approval of such acquisition from the Office of Thrift Supervision. No order has been issued by the Office preventing or suspending the use of the Prospectus or Proxy Statement, and no action by or before the Office or any court or other tribunal challenging or seeking to challenge the Office's approval of the use of the Prospectus or Proxy Statement or its approval of the Conversion Application or Holding Company application is pending, or to the best knowledge of the Company and the Institution, threatened. The Federal Deposit Insurance Corporation has provided the Institution and Company with a written notice of its intent not to object to the plan of conversion or its implementation, subject to approval thereof by the voting members of the Institution.

          (iii) As of the date thereof (i) the Registration Statement and the Prospectus complied as to form with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information relating to Trident furnished to the Company or the Institution by or on behalf of Trident and expressly provided for use in the Registration Statement or Prospectus.

          (iv) The Company has been duly incorporated as a Delaware corporation and the Institution has been duly organized as a mutual savings bank under the laws of Michigan, and each of them is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Institution is a member in good standing of the Federal Home Loan Bank of Indianapolis and the deposit accounts of the Institution are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. The Company is qualified to transact business as a foreign corporation in the State of Michigan. Each of the Company and the Institution is qualified to transact business as a foreign corporation
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          in all jurisdictions except those where non-qualification would not have a Material Adverse Effect on the condition (financial or otherwise), operations, business, earnings or properties of the Company, the Institution and any Subsidiary (defined below) considered as one enterprise ("Material Adverse Effect").

          (v) The Institution owns of record and beneficially all of the outstanding shares of Citizens Financial Services, Inc. (the "Subsidiary"). The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as described in the Prospectus. The Subsidiary is qualified to do business as a foreign corporation in all jurisdictions except those where nonqualification would not have a Material Adverse Effect.

          (vi) The Company, the Institution and the Subsidiary has good and marketable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for ad valorem taxes not yet due, except as described in the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the operations of the Company, Institution or any Subsidiary, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (vii) The Company, the Institution and the Subsidiary have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would not, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Institution and the Subsidiary are complying therewith in all material respects.

          (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Institution, and this Agreement is a valid and binding obligation of each of the Company and the Institution, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC; (b) general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law; (c) laws relating to the safety and soundness of
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                  insured depository institutions and their affiliates, and
                  except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section_23A of the Federal Reserve Act, 12 U.S.C. Section 371c ("Section 23A").

                  (ix) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Institution, threatened against or involving the Company, the Institution or any Subsidiary, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                  (x) The Company and the Institution each has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares to be sold by it as provided herein, and in the case of the Institution, to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan (subject to the issuance of an amended charter in the form required for a Michigan-chartered stock savings bank ("Stock Charter"), the form of which is filed as an exhibit to the Conversion Application).

                  (xi) The Company and the Institution have received the opinions of Muldoon Murphy & Faucette LLP with respect to the federal income tax consequences of the Conversion, and of Plante & Moran, LLP with respect to the state income tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), or under the laws of Michigan, and will not be a taxable transaction for the Institution or the Company under the Code or under the laws of Michigan; and the facts and representations provided by the Company and the Institution and relied upon in the rendering of such opinions are accurate and complete.

                  (xii) Neither the Company, the Institution nor the Subsidiary is in violation of any rule or regulation of the Office, the FDIC or any state department or agency regulating the banking or other activities of the Company, the Institution or the Subsidiary that has resulted or could result in any enforcement action against the Company, the Institution or the Subsidiary, or their officers or directors, that might have a Material Adverse Effect.

                  (xiii) Keller & Company, Inc. the firm that prepared the independent appraisal included in the Conversion Application, is independent with respect to the Company, the Institution and the Subsidiary within the meaning of the applicable Office and/or FDIC Regulations or interpretations. The Company and the Institution believe such
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                  firm to be experienced and expert in providing appraisals of thrift institutions, and nothing has come to the attention of the Company or the Institution which has caused either of them to believe that the appraisal included in the Conversion Application was not prepared in accordance with the requirements of the Office Regulations.

                  (xiv) Plante & Moran, LLP, the firm that certified the financial statements of the Institution filed as part of the Registration Statement and the Conversion Application, is independent with respect to the Company, the Institution and any Subsidiary as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and Title 12 of the Code of Federal Regulations Parts 563c and 571, and nothing has come to the attention of the Company or the Institution which has caused either of them to believe that such firm is not independent within the meaning of such provisions.

                  (xv) The financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Institution at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the Office Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Institution with the Office, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

                  (xvi) There has been no material change in the financial condition, results of operations, business, assets or properties, of the Company, the Institution and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, the Institution and the Subsidiary conform in all material aspects to the descriptions thereof contained in the Prospectus. None of the Company, the Institution and the Subsidiary, has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                  (xvii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or
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                  imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Institution or the Subsidiary pursuant to any of the terms, provisions or conditions of any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, the Institution or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or is subject or any violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation could have a Material Adverse Effect; all agreements which are material to the financial condition, results of operations, business, assets or properties of the Company, the Institution and the Subsidiary, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Institution, threatened any action or proceeding wherein the Company, the Institution or the Subsidiary would be alleged to be in default thereunder.

                  (xviii) Neither the Company, the Institution nor the Subsidiary is in violation of its respective charter, certificate or articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Institution do not conflict with or result in a breach of the charter, certificate or articles of incorporation or bylaws of the Company, the Institution (in either mutual or stock form) or the Subsidiary, or violate, conflict with or constitute a material breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Institution or any Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, the Institution or the Subsidiary is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office and FDIC in connection with their approval of, or notice of intent not to object to, the Conversion Application), which breach, default, encumbrance or violation could have a Material Adverse Effect.

                  (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company, the Institution nor the Subsidiary has issued any securities which will remain issued at the Closing Date (as defined below)
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                  or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities incurred in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company, the Institution and the Subsidiary, taken as a whole.

                  (xx) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the heading "Capitalization", and no equity securities of the Company shall be outstanding immediately prior to the Closing Date other than shares of capital stock issued in connection with the formation of the Company, which shares shall be canceled on the Closing Date. The issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan and paid for as set forth in the Prospectus, shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Institution to the Company has been duly authorized by all necessary action of the Institution and the Company and all appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office and FDIC in connection with their approval and/or nonobjection to the Conversion Application and by the OTS in connection with its approval of the Form H-(e)1-S), and such capital stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

                  (xxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of, or non-objection to, the Conversion Application by the Office and FDIC.

                  (xxii) All contracts and other documents required to be filed as exhibits to the
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                  Registration Statement, the Conversion Application or the Form
                  H-(e)1-S have been filed with the Commission, the Office, the FDIC, the OTS, or each of them, as the case may be.

                  (xxiii) The Company, the Institution and the Subsidiary have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities; and the Company, the Institution and the Subsidiary have paid all taxes that have become due and, to the best of knowledge of the Company and the Institution, have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a Material Adverse Effect.

                  (xxiv) All of the loans represented as assets of the Institution as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

                  (xxv) The records of depositors, account holders, borrowers and other members of the Institution delivered to Trident by the Institution or its agent for use during the Conversion have been reviewed by the Institution and are believed to be accurate, reliable and complete.

                  (xxvi) Neither the Company, the Institution nor the Subsidiary or, to the best knowledge of the Company and the Institution, the employees of the Company, the Institution or the Subsidiary, has made any payment of funds of the Company, the Institution or the Subsidiary prohibited by law, and no funds of the Company the Institution or the Subsidiary have been set aside to be used for any payment prohibited by law.

                  (xxvii) To the best knowledge of the Company and the Institution, the Company, the Institution and the Subsidiary are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company, the Institution nor any Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a Material Adverse Effect. There are no actions, suits, regulatory investigations or other proceedings pending
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                  or, to the best knowledge of the Company or the Institution, threatened against the Company, the Institution or the Subsidiary relating to environmental protection. To the best knowledge of the Company and the Institution, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Institution or the Subsidiary or, to the best knowledge of the Company and the Institution, except as disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company, the Institution or the Subsidiary or on any properties pledged to the Institution or the Subsidiary as security for any indebtedness, except such disposal, release or discharge as would not have a Material Adverse Effect.

                  (xxviii) All documents delivered by the Company, the Institution or the Subsidiary or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Company, the Institution, the Subsidiary or their representatives, were, on the dates on which they were delivered, true, complete and correct in all material respects.

                  (xxix) At the Closing Date, the Company and the Institution will have completed the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with, the Plan, Michigan law and the requirements of the Office, the Regulations of the FDIC and OTS, and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by any of the foregoing.

          (b) Trident represents and warrants to the Company and the Institution that:

                  (i) Trident is registered as a broker-dealer with the Commission and a member of the NASD and is in good standing with the Commission and the NASD.

                  (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Institution hereunder.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors'
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                  rights generally or the rights of creditors of registered
                  broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including, without limitation, Section 23A).

                  (iv) Trident and, to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain so registered in such jurisdiction in which the Company is relying on such registration for the sale of the Shares until the Conversion is consummated or terminated.

                  (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident or its ability to perform its obligations under this Agreement.

                  (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

                  (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer.

          3.      Employment of Trident; Sale and Delivery of the Shares. On the
                  ------------------------------------------------------
basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Institution hereby employ Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such employment. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Subscription Offering closes, unless the Company and the Institution, with the
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approval of the Office, if required, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

     In the event the Company is unable to sell a minimum of 5,669,500 Shares (or such lesser amount as the Office may permit) within the period of Trident's employment, this Agreement shall terminate, and the Company and the Institution shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which they may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 3(c) and 3(d) below and Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Institution until all Shares are sold and paid for will be made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

     If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal executive office of the Institution or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

     Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward to the Institution for deposit in a segregated account the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt of an order form by Trident or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Institution on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

     The Company and the Institution agree to pay Trident the following compensation and expense reimbursement for its services hereunder:

     (a) A records management fee in the amount of $40,000. Such fee shall be paid in

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Page 13

          next-day funds on the Closing Date.

          (b) A commission equal to one and one-half percent (1.5%) of the aggregate dollar amount of the Shares sold in the Subscription Offering, Community Offering and Syndicated Community Offering (excluding Shares sold to the Institution's directors, executive officers and their "Associates", as defined in the Plan, and shares sold to the ESOP). For stock sold by other NASD member firms in the Syndicated Community Offering under selected dealers agreements an additional commission, not in excess of four and one-half percent (4.5%), on the aggregate dollar amount of any common stock sold in such Syndicated Community Offering shall be agreed upon jointly by Trident and the Institution to reflect market requirements at the time of the stock allocation in such Syndicated Community Offering. All such fees shall be paid in next-day funds on the Closing Date.

          (c) Reimbursement for all allocable out-of-pocket expenses, including but not limited to travel, food, lodging and legal fees, incurred by Trident whether or not the Conversion is consummated; provided, however, that the total of such reimbursable fees will not exceed $75,000 and that neither the Company nor the Institution shall reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Institution of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Institution shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full reimbursement of Trident shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident detailing its allocable expenses. Trident acknowledges receipt of a $20,000 advance payment from the Institution, which shall be credited against the total reimbursement due Trident hereunder.

          (d) Reimbursement for any expenses of the Company and the Institution set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company or the Institution. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Institution of a written request from Trident detailing such expenses.

          4.   Offering. Subject to the provisions of Section 7 hereof, Trident
               --------
is assisting the Company and the Institution on a best efforts basis in offering a minimum of 5,669,500 and a maximum of 7,670,500 Shares, subject to adjustment up to 8,821,075 Shares, in the Offerings, subject to such other adjustments as may be permitted by the Office and/or the FDIC. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

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Page 14

          5.   Further Agreements. The Company and the Institution jointly and
               ------------------
severally covenant and agree that:

          (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company, the Institution nor the Subsidiary will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the Company, the Institution and any Subsidiary, taken as a whole.

               (b) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion), and the certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

          (c) Upon amendment of the Institution's charter and bylaws as provided in the Office Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Institution will be converted pursuant to the Plan to a Michigan-chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Institution will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Institution.

          (d) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

          (e) The Company will notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction,
          (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement and

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Page 15

          (v) of the issuance by the Office of any stop order relating to the Conversion or the use of the Prospectus or Proxy Statement or the initiation or threat of any proceedings for that purpose. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (f) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company, the Institution or any Subsidiary, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident after consultation with counsel for the Company and the Institution, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Institution shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (g) The Company and the Institution will take all necessary action and furnish to appropriate counsel such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (h) Appropriate entries will be made in the financial records of the Institution to establish a liquidation account in accordance with the Office Regulations.

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Page 16

          (i) The Company will file a registration statement for the Common Stock under Section 12(b) or Section 12(g) of the Exchange Act, as applicable, prior to completion of the Offerings and shall request that such registration statement be effective upon or before completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

          (j) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

          (k) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

          (l) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

          (m) The Company will not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

          (n) The Company and the Institution will advise Trident as to the allocation of the deposits of the Institution's depositors and as to the allocation of votes of its voting members, and in the event of an oversubscription for Shares in the Offerings, will determine and provide Trident with final instructions as to the allocation of the Shares and such information shall be accurate, reliable and complete. Trident shall be entitled to rely upon such information and instructions and shall have no liability related to its reliance thereon, including, without limitation, any liability for or related to any denial or satisfaction of any subscription in whole or in part.

          (o) The Company and the Institution will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

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Page 17

          (p) At the Closing Date, the Company and the Institution will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, Michigan law, and with the Regulations and requirements of the Office, FDIC and OTS, and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office and/or FDIC.

          (q) The Company will use its best efforts to obtain approval for and maintain quotation of its shares of common stock on the Nasdaq National Market effective on or prior to the Closing Date.

          (r) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than as described in the Prospectus.

          (s) The Company and the Institution will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

          (t) The Company and Institution will conduct the Conversion in accordance with the Plan, the Office Regulations and all other applicable laws, regulations, decisions, approvals and orders, including all terms, conditions, requirements and provisions precedent to the Conversion.

          6.   Payment of Expenses. Whether or not the Conversion is
               -------------------
consummated, the Company and the Institution shall pay all expenses of the Conversion without reference to the expense limits of Section 5(c), including, but not limited to, the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, the Office, state blue sky authorities and the NASD (including fees payable to the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Institution, (d) attorneys' fees relating to any required state blue sky laws research and filings, [(e) telephone charges,] [(f) air freight,] [(g) rental equipment,] [(h) supplies,]
(i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) fees for appraisals and business plans, [(l) conversion agent charges,] (m) costs of printing and mailing all documents necessary in connection with the Conversion, and [(n) slide production expenses in connection with any community investor meetings to be held in connection with the Conversion.]

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Page 18

          7.   Conditions of Trident's Obligations. Except as may be waived in
               -----------------------------------
writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Institution of their obligations hereunder, and to the following conditions:

          (a) On the Closing Date, Trident shall receive the favorable opinion of Muldoon Murphy & Faucette LLP special counsel for the Company and the Institution, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and stating that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Institution is duly organized and validly existing as a mutual savings bank under the laws of the State of Michigan; and the Company and the Institution have full power and authority to own their properties and conduct their businesses as described in the Prospectus;

               (ii) the Institution is a member of the Federal Home Loan Bank of Indianapolis, and the deposit accounts of the Institution are insured by the SAIF up to the applicable legal limits, and to such counsel's Actual Knowledge, no actions or proceedings are pending or threatened to revoke such membership or insurance coverage;

               (iii) to such counsel's Actual Knowledge, the Institution has no direct or indirect subsidiary corporations, except as set forth in the Prospectus;

               (iv) neither the Company nor the Institution is required to be registered as an investment company under the Investment Company Act of 1940;

               (v) the Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business of which such counsel has Actual Knowledge requires such qualification, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

               (vi) the Plan has been duly adopted by the Boards of Directors of the Institution and the Company and approved by the members of the Institution; the Plan complies in all material respects with, and to such counsel's Actual Knowledge, the Conversion has been effected by the Company and the Institution in all material

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Page 19

               respects in accordance with, the laws of Michigan, and the applicable requirements and Regulations of the Office, the FDIC and the OTS, with all applicable approvals or notices of intention not to object having been issued by each of same; to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the filing or submission of certain required reports or other materials by the Company or the Institution, have been complied with by the Company and the Institution in all material respects except for reports and items required to be filed or submitted after the Closing Date; and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Office or the FDIC in approving (or issuing notice of intent not to object) the Plan;

               (vii) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description thereof in the Registration Statement and the Prospectus is accurate and complete in all material respects;

               (viii) upon the effectiveness of the Institution's Stock Charter and Bylaws in accordance with the Office Regulations and the completion of the sale by the Company of the Shares as contemplated by the Prospectus and Plan, (a) the Institution will be converted pursuant to the Plan to a Michigan-chartered capital stock savings bank, with full power and authority to own its property and conduct its business as described in the Prospectus, and (b) all of the outstanding capital stock of the Institution will be owned of record and, to such counsel's Actual Knowledge, beneficially by the Company free and clear of all material liens, charges, encumbrances and restrictions;

               (ix) the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of statutory preemptive rights, and purchasers of such shares from the Company, upon issuance thereof against payment therefor, will acquire such shares to such counsel's Actual Knowledge free and clear of all material claims, encumbrances, security interests and liens created by the Company;

               (x) the certificates for the Shares comply in all material respects with the applicable law of the jurisdiction in which the Company is incorporated;

               (xi) the issuance and sale of the capital stock of the Institution to the Company have been duly authorized by all necessary corporate action of the Institution and the Company and have received the approval of the Office, and such capital stock, upon

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Page 20

               receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued and fully paid and, except as disclosed in the Prospectus, free of preemptive rights; the Company upon issuance thereof against payment to the Institution of a portion of the net proceeds from the sale of the Shares, will acquire such shares which, to such counsel's Actual Knowledge, are free and clear of all material claims, encumbrances, security interests and liens;

               (xii) subject to the satisfaction of the conditions to the Office's approval and the FDIC notice of intention not to object to the Conversion Application and the OTS's approval of the H-
               (e)1-S, no further approval, authorization, consent or other order of or action by any regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance of the Institution's Amended and Restated Articles of Incorporation by the Office, and except as may be required under the blue sky securities laws of various jurisdictions and the regulations of the NASD (as to which no opinion need be rendered in such letter);

               (xiii) the execution and delivery of this Agreement and the consummation of the Conversion have been duly authorized by all necessary corporate action on the part of each of the Company and the Institution, and this Agreement is a legal, valid and binding obligation of each of the Company and the Institution, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository banks whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC; (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; or (iii) laws relating to the safety and soundness of insured depository banks and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to, Section 23A;

               (xiv) except as set forth in the Prospectus, to such counsel's Actual Knowledge, the Institution is not in violation of any directive from the Office or FDIC to make any change in the method of conducting its business and there are no legal or governmental proceedings pending or threatened against or involving the assets of the Company or the Institution, which violation or proceedings would reasonably be expected to have a Material Adverse Effect (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened"

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Page 21

               unless the potential litigant or government authority has manifested to the management of the Company or the Institution, or to such counsel, a present intention to initiate such litigation or proceeding);

               (xv) the statements in the Prospectus under the captions "Regulation and Supervision," "Federal and State Taxation on Income -- Federal Income Taxation," "Citizens First Bancorp's Dividend Policy," "Restrictions on Acquisition of Citizens First Bancorp and Citizens First Savings Bank," "Regulatory Capital Compliance" and "Description of Citizens First Bancorp Capital Stock," insofar as they are, or refer to, statements of federal law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

               (xvi) the Conversion Application has been approved by the Office; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; and no proceedings are pending by or before the Commission, the Office or the OTS seeking to revoke or rescind the orders declaring the Registration Statement or any post-effective amendment thereto effective or approving (or providing notice of an intent not to object to) the Conversion Application or the H-
               (e)1-S and, to such counsel's Actual Knowledge, no such proceedings are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Institution, or to such counsel, a present intention to initiate such litigation or proceeding);

               (xvii) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Institution do not (i) violate or conflict with the charter, certificate of incorporation or bylaws of the Company or the Institution (in either mutual or stock form) or (ii) violate Michigan law or Regulations or interpretations of the Office or the FDIC or, to such counsel's Actual Knowledge, any law or administrative regulation or any court order, writ, injunction or decree to which the Company and the Institution is a party (subject to the satisfaction of certain post-closing conditions imposed by the Office in connection with its approval of the Conversion Application and the Holding Company Application);

               (xix) the Conversion Application, the Form H-(e)1-S, the Registration Statement, the Prospectus and the Proxy Statement, in each case, as amended and supplemented, comply as to form in all material respects with the requirements of the Securities Act, the Regulations and requirements of the Office, the FDIC and the OTS, as the case

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Page 22

               may be (except as to information provided in writing by Trident with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information included therein, as to which no opinion need be rendered); to such counsel's Actual Knowledge, all documents and exhibits required to be filed with the Conversion Application, the Form H-
               (e)1-S and the Registration Statement have been so filed; and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects.

               In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company and the Institution and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Institution. As used in such counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by Lawrence M.F. Spaccasi, John R. Hall, Eric S. Kracov, Scott A. Brown, Roy Brownell, and Christina M. Gattuso, who are all the lawyers employed by such counsel who have had active involvement in representing the Company or the Institution, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Institution, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed thereafter by legislative or regulatory action, judicial decision or otherwise.

          (b) On the Closing Date, Trident shall receive the favorable opinion of Davidson Staiger and Hill, P.C., local counsel for the Institution and the Subsidiary, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and stating that:

               (i) the Subsidiary is duly organized and validly existing as a corporation in good standing under the laws of Michigan; and the Subsidiary has full power and authority to own its properties and conduct its businesses as described in the Prospectus;

               (ii) the Institution and the Subsidiary are each duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business of which such

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Page 23

               counsel has Actual Knowledge requires such qualification, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

               (iii) to such counsel's Actual Knowledge, the Institution and the Subsidiary have obtained all licenses, permits and other governmental authorizations required for the conduct of their businesses as described in the Prospectus, except where the failure to obtain such licenses, permits or governmental authorizations would not reasonably be expected to have a Material Adverse Effect; to such counsel's Actual Knowledge, all of the leases and subleases material to the business of the Institution or the Subsidiary under which the Institution or the Subsidiary holds properties are in full force and effect;

               (iv) the execution and delivery of this Agreement and the consummation of the Conversion by the Institution do not, to such counsel's Actual Knowledge, constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Institution violate or conflict with the certificate of incorporation or bylaws of the Subsidiary or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, lease, debenture, note, instrument or obligation to which the Institution or the Subsidiary is a party (other than the required establishment of the liquidation account pursuant to the Plan) which in any such event would reasonably be expected to result in a Material Adverse Effect;

               (v) to such counsel's Actual Knowledge, there has been no violation of any provision of the Institution's or the Subsidiary's charter, certificate of incorporation, articles of incorporation or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the Institution or the Subsidiary under any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Institution or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound, or violation of any license, permit, law, administrative regulation or order, court order, injunction or decree which violation, breach or default would reasonably be expected to have a Material Adverse Effect;

               In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company, the Institution and the Subsidiary and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Institution and the Subsidiary. As used in such

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Page 24

          counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by David C. Devendorf who is the only lawyer employed by such counsel who have had active involvement in representing the Company, the Institution or the Subsidiary, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company, the Institution or the Subsidiary, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed thereafter by legislative or regulatory action, judicial decision or otherwise.

          (c) At the Closing Date, Trident shall receive the letter of Muldoon Murphy & Faucette LLP special counsel for the Company and the Institution, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: (i) nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein, as to which such counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein as to which such counsel need express no view), as of its date, at the time the Prospectus was filed with the Commission under Rule 424(b) of the Securities Act regulations and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof.)

          (d) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by

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Page 25

          Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Institution regarding the authorization of this Agreement and the transactions contemplated hereby.

          (e) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company, the Institution and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company, the Institution or the Subsidiary after the latest date as of which the financial condition of the Company or the Institution is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Institution and the Subsidiary, taken as a whole; (iii) none of the Company, the Institution nor the Subsidiary shall have received from the Office, Commission, FDIC or OTS any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Institution and the Subsidiary, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Institution or the Subsidiary or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

          (e) On the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Institution, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the Institution or the Subsidiary; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, or results of operations of the Company, the Institution or the Subsidiary, and the conditions set forth in clauses (i) through (v) inclusive of subsection (d) of this Section 7 have been satisfied;
          (iii) to the best knowledge of such officers, no order or direction has been issued by the Commission, the Office, or the FDIC to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission, the Office, or the FDIC; (iv)

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Page 26

          to the best knowledge of such officers, no person has sought to obtain review of the final action of the Office approving, or of the FDIC in not objecting to, the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the Office approving the Conversion, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the certificate from the Office evidencing the corporate existence of the Institution; (iv) copies of the certificate from the FDIC evidencing the insured status of the Institution and of the notice of the FDIC's intention not to object to implementation of the plan of conversion; (v) a copy of the letter from the appropriate state authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company and the Subsidiary (vi) a copy of the charter, certificate of incorporation or articles of incorporation of the Company and the Subsidiary, each certified by the appropriate state governmental authority; and (vii) if available, a copy of the letter from the Office approving the Institution's Stock Charter.

          (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Institution's Stock Charter as executed by the appropriate governmental authority.

          (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Plante & Moran, LLP, independent certified public accountants, addressed to Trident and the Company, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements of the Institution and certain financial information contained in the Prospectus.

          (i) At the Closing Date, Trident shall receive a letter from Plante & Moran, LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, in form and substance reasonably satisfactory to counsel for Trident, confirming the statements made by such accountants in the letter delivered by them pursuant to the preceding subsection and dated as of a specified date not more than five (5) days prior to the Closing Date.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Institution prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Institution to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the

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Page 27

time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Institution shall reimburse Trident for its expenses as provided in Section 3 hereof.

          8.   Indemnification.
               ---------------

          (a) The Company and the Institution jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Conversion Application) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Institution or based upon written information furnished by or on behalf of the Company or the Institution, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the Office or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Institution with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto or in any Application, as the case may be, (B) any written or unwritten statement made to a purchaser of the Shares by any director, officer or employee of the Company or the Institution, or (C) the inaccuracy of any representation or warranty set forth in Section 2(a) above or the breach of any covenant or agreement of the Company or the Institution set forth herein or (D) the participation by Trident in the Conversion and the Offering, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any other party who may otherwise be entitled to indemnification pursuant to this Section (8)(a); and, provided further, however, that this indemnification will not apply to any suit action or proceeding instituted by the Company or the Institution against Trident, its officers, directors and each person who controls Trident within the meaning of Section 15 of the act or Section 20(a) of the Exchange Act to enforce the terms of this Agreement.

          (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) any instructions given to Trident as set forth in Section 5(o) above or (ii) any records of account holders, depositors, borrowers, and other members of the Institution

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Page 28

          delivered to Trident by the Institution or its agents for use during the Conversion provided, however that this indemnification shall not apply to any loss, liability, claim, damage or expense found in a final judgement of a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of Trident.

          (c) Trident agrees to indemnify and hold harmless the Company and the Institution, their officers, directors and employees and each person, if any, who controls the Company and the Institution within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Institution to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Institution with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application or (B) the inaccuracy of any representation or warranty set forth in Section 2(b) above or the breach of any covenant or agreement of Trident set forth herein.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that there are substantive or procedural issues which raise conflicts of interest between the indemnified party and indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An

Trident Securities
Page 29

          indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

          9.   Contribution. In order to provide for just and equitable
               ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Institution other than in accordance with its terms, the Company and the Institution or Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Institution or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Institution on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Institution on the one hand and Trident on the other hand in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Institution on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Institution bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Institution on the one hand and Trident on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Institution or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Institution and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement, act, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

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Page 30

          10.  Survival of Agreements, Representations and Indemnities. The
               -------------------------------------------------------
respective indemnities of the Company and the Institution and Trident and the representations and warranties of the Company and the Institution and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Institution or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Institution and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

          11.  Termination. The parties may terminate this Agreement by giving
               -----------
the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) Trident may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Institution or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company, the Institution and the Subsidiary, taken as a whole, or if the Company, the Institution and the Subsidiary, taken as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

          (b) Trident may terminate this Agreement in the event of a material breach of this Agreement by the Company or the Institution at any time after this Agreement becomes effective if such breach is not cured within five (5) days after Trident delivers written notice thereof to the Company and the Institution, and the Company and the Institution may terminate this Agreement in the event of a material breach of this Agreement by Trident at any time after this Agreement becomes effective if such breach is not cured within five (5) days after the Company or the Institution delivers written notice thereof to Trident.

          (c) The Institution may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Institution shall be required to fulfill their obligations pursuant to Sections 3, 6, 8, and 9 of this Agreement.

          (d) The Company and the Institution and Trident may terminate this Agreement by

Trident Securities
Page 31

          mutual written agreement.

          (e) If this Agreement is terminated by Trident for any of the reasons set forth in subsections (a) or (b) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the Company and the Institution shall pay Trident the full amount so owing thereunder.

          (f) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify any non-terminating party promptly by telephone or telegram, confirmed by letter.

          12.  Notices. All communications hereunder, except as herein otherwise
               -------
specifically provided, shall be in writing and shall be mailed, delivered or telegraphed and confirmed:

          (a) If to Trident to Trident Securities, a Division of McDonald Investments Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. R. Lee Burrows, Jr. (with a copy to, Mr. Willis Smith at Trident and to Michael Best & Friedrich LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202,
               Attention: W. Charles Jackson).

          (b) If to the Company or Institution to Citizens First Savings Bank, 525 Water Street, Port Huron, Michigan 48060, Attention: Mr. Larry J. Moeller, Sr. President (with a copy to Mr. Timothy P. Regan, Senior Vice President, at Citizens First Savings Bank and to Muldoon Murphy & Faucette LLP at 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attention: Lawrence M.F. Spaccasi, Esq.).

          13.  Parties. The Company and the Institution shall be entitled to act
               -------
and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Institution, when the same shall have been given by the undersigned or any other officer of the Company or the Institution. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Institution and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          14.  Construction. Unless preempted by federal law, this Agreement
               ------------
shall be governed by and construed in accordance with the substantive laws of North Carolina.

          15.  Counterparts. This Agreement may be executed in separate
               ------------
counterparts, each of

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Page 32

which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

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Page 33

          Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.


                                   CITIZENS FIRST BANCORP, INC.


                                   By:  __________________________________
                                        Name
                                        Title

                                   CITIZENS FIRST SAVINGS BANK


                                   By:  __________________________________
                                        Name
                                        Title


Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, a Division of McDonald Investments Inc.


By:  ______________________________
     Name
     Title

Exhibit A

Trident Securities, Inc. is a registered selling agent in the jurisdictions
                         --
listed below:

Alabama                                  Montana
Alaska                                   Nebraska
Arizona                                  Nevada
Arkansas                                 New Hampshire
California                               New Jersey
Colorado                                 New Mexico
Connecticut                              New York
Delaware                                 North Carolina

District of Columbia

Florida                                  North Dakota (Trident Inc. Georgia
                                           Securities, only, no agents)

Idaho                                    Oklahoma
Illinois                                 Oregon
Indiana                                  Pennsylvania
Iowa                                     Rhode Island
Kansas                                   South Carolina
Kentucky                                 Tennessee
Louisiana                                Texas
Maine                                    Vermont
Maryland                                 Virginia
Massachusetts                            Washington
Michigan                                 Tennessee
Minnesota                                Utah
Mississippi                              Wisconsin

Missouri                                 Wyoming
Ohio


Trident Securities, Inc. is not a registered selling agent in the jurisdictions listed below:

Hawaii
South Dakota